Exhibit 99.1

NEWS BULLETIN	DDi Corp.
1220 Simon Circle
Anaheim, CA 92806
NASDAQ: DDIC
For Further Information:

Mikel H. Williams	Andrew Greenebaum/Laura Foster
Chief Executive Officer	Addo Communications
J. Michael Dodson	(310) 829-5400
Chief Financial Officer	andrewg@addocommunications.com
(714) 688-7200	lauraf@addocommunications.com
DDi Corp. Announces Fourth Quarter and 2009 Annual Results
ANAHEIM, Calif., February 24, 2010 — DDi Corp. (NASDAQ: DDIC), a leading provider of time-critical, technologically advanced electronic interconnect design, engineering and manufacturing services, today reported financial results for the fourth quarter and year ended December 31, 2009.
Fourth Quarter 2009 Highlights:
•	Net sales increased 7.5% sequentially to $42.2 million

•	Gross margin expanded 370 basis points sequentially to 20.5%

•	Operational improvements drove Adjusted EBITDA to $4.1 million, a 35% sequential increase

•	Completed acquisition of Coretec Inc. on December 31, 2009

•	Toronto facility Received ISO 13485 (Medical) certification
Mikel Williams, President and Chief Executive Officer of DDi Corp., stated, “Our fourth quarter’s financial performance marked another quarter of sequential revenue growth, led by continued increasing demand in our end markets. We were pleased to couple this top line growth with strong operational execution, which resulted in a significant improvement in our gross margin and Adjusted EBITDA performance on a sequential basis. Further, we maintained our focus on DDi’s core business while completing the acquisition of Coretec.”
Mr. Williams continued, “2009 was a year of significant accomplishment. We achieved profitability in each 2009 quarter during an incredibly difficult time for our industry. We extended our service capabilities with additional facility certifications, innovative processes, product improvements and improved operational execution. Importantly, the acquisition of Coretec further solidified our position in the North American market. Through this acquisition, we extended our presence in the military/aerospace and medical markets, as well as strengthened our flex and rigid-flex product capabilities. On a pro forma basis DDi and Coretec’s combined operations would have resulted in approximately $220 million of net

DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

sales for the year ended December 31, 2009. We have experienced strong order in-take to date in 2010 and, if this trend continues, we would expect net sales to grow at least 10% over the combined Companies’ 2009 pro-forma net sales of $220 million. We are currently focused on integrating our Toronto factories into a single facility with world-class technology. We believe that the integration and restructuring plan will generate annual cost savings of approximately $8 million once fully implemented. The integration is on track and the initial customer response to the combination has been very positive.”
Fourth Quarter Results
Net sales for the fourth quarter of 2009 were $42.2 million, a slight decline from $43.0 million in the prior year period due to the lower level of end market customer demand. Sequentially, revenues increased 7.5% from $39.3 million in the third quarter of 2009.
Gross margin for the fourth quarter of 2009 increased to 20.5% of net sales from 19.6% of net sales in the prior year period. Sequentially, gross margin increased from 16.8% of net sales. The sequential and year-over-year improvement in gross margin was primarily driven by improved operational performance and cost controls.
Operating income in the fourth quarter of 2009 was $1.5 million compared to an operating loss of $37.6 million in the prior year period. Embedded in the Company’s loss from operations in the fourth quarter of 2008 was a $38.9 million goodwill impairment charge. Operating income in the third quarter of 2009 was $0.4 million.
Adjusted EBITDA for the fourth quarter of 2009 was $4.1 million compared to $5.5 million in the prior year period. Sequentially, Adjusted EBITDA increased 35% from $3.0 million. Reconciliations of this non-GAAP measure are provided after the GAAP condensed consolidated financial statements below.
GAAP net income in the fourth quarter of 2009 was $0.6 million, or $0.03 per share, compared to a loss of $37.3 million, or $1.89 per share, in the prior year period. Excluding the impact of the goodwill write-off in 2008, net income would have been $1.6 million, or $0.08 per share in the year ago fourth quarter. Net income in the third quarter of 2009 was $0.2 million, or $0.01 per share.
2009 Annual Results
Net sales for 2009 were $158.0 million, a 17.2% decrease from $190.8 million in 2008. This decrease is primarily attributable to lower demand levels within the Company’s commercial segment.
Gross margin for 2009 decreased to 18.5% of net sales from 20.3% of net sales in the prior year primarily due to lower absorption levels resulting from deleveraging of the Company’s fixed costs.
Operating income for 2009 was $3.4 million compared to an operating loss of $31.9 million in the prior year. Embedded in the Company’s loss from operations in 2008 was a $38.9 million goodwill impairment charge.

DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

Adjusted EBITDA for 2009 was $14.3 million compared to $26.0 million in the prior year. GAAP net income for 2009 was $1.8 million, or $0.09 per share, compared to a net loss of $33.4 million, or $1.60 per share, in 2008. Excluding the impact of the goodwill write-off in 2008, the Company would have generated net income of $5.5 million.
Year End Balance Sheet and Liquidity
As of December 31, 2009, DDi had total cash and cash equivalents of $19.4 million and total debt of $17.2 million. In connection with the closing of the Coretec acquisition, DDi terminated its previous credit facility and is currently negotiating a new $25 million revolving asset-backed line of credit. As part of the Coretec acquisition, DDi assumed Coretec’s outstanding debt totaling $15.9 million, which is comprised of $11.7 million in asset-backed term loans and $4.2 million outstanding under Coretec’s revolving credit facility.
As the acquisition of Coretec was completed on December 31, 2009, DDi’s Balance Sheet reflects the inclusion of Coretec’s accounts as of that date. After recording the appropriate acquisition accounting adjustments to reflect the estimated fair value of the assets and liabilities, current assets include Coretec balances of $9.5 million, $4.9 million, and $0.6 million for accounts receivable, inventories, and other current assets, respectively. Long-term assets include Coretec balances of $16.7 million and $3.0 million for property, plant and equipment and goodwill, respectively. Current liabilities include Coretec balances of $4.2 million, $1.5 million, and $13.0 million for the revolving credit facility, current portion of long-term debt, and other current liabilities, respectively. Long-term liabilities include Coretec’s long-term debt of $10.2 million. As is customary, there may be future adjustments to the purchase accounting related to this acquisition.
For the three and twelve months ended December 31, 2009, capital expenditures totaled $1.0 million and $3.6 million, respectively.
Conference Call and Webcast
A conference call with simultaneous webcast to discuss fourth quarter and full year 2009 financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. Participants may access the call by dialing 877-941-8418 (domestic) or 480-629-9809 (international). In addition, the call is being webcast and can be accessed at the Company’s web site: www.ddiglobal.com/investor. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A telephone replay of the conference call will be available through March 10, 2009 by dialing 800-406-7325 (domestic) or 303-590-3030 (international) and entering the conference ID 4230128. An online replay of the webcast will be available at www.ddiglobal.com/investor under “Financial Calendar.” For more information, visit www.ddiglobal.com.
About DDi
DDi is a leading provider of time-critical, technologically advanced electronic interconnect design, engineering and manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer services to leading electronics OEMs and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.
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DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

Non-GAAP Financial Measures
This release includes ‘adjusted EBITDA’, a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measures, provide useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service and other non-cash, non-recurring or unusual items. This financial measure is commonly used in the Company’s industry. It is also used by the Company’s lenders to determine components of covenant compliance. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP financial information in the attached Schedule of Non-GAAP reconciliations.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company cautions that while it makes such statements in good faith and it believes such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, it cannot assure you that the Company’s projections will be achieved. In addition to other factors and matters discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include changes in general economic conditions in the markets in which it may compete and fluctuations in demand in the electronics industry; the Company’s ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; currency exchange rate fluctuations; integration of acquired operations; international operations; compliance with environmental regulations; increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
[Financial Tables follow]

DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

DDi Corp.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Qtr. Ended	Qtr. Ended	Qtr. Ended
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009

Net sales	$42,237	$43,017	$39,302

Cost of goods sold	33,572	34,576	32,693

Gross profit	8,665	8,441	6,609
	20.5%	19.6%	16.8%

Operating expenses:
Sales and marketing	3,105	2,842	2,871
General and administrative	3,872	3,326	3,198
Amortization of intangible assets	190	957	190
Restructuring and other related charges	—	20	—

Operating income before impairment	1,498	1,296	350

Goodwill impairment charge	—	38,898	—

Operating income (loss)	1,498	(37,602)	350

Interest and other (income) expense, net	295	(274)	284

Income (loss) before income taxes	1,203	(37,328)	66

Income tax expense (benefit)	615	(77)	(183)

Net income (loss)	$588	$(37,251)	$249

Net income (loss) per share — basic	$0.03	$(1.89)	$0.01
Net income (loss) per share — diluted	$0.03	$(1.89)	$0.01

Weighted-average shares used in per share computations — basic	19,784	19,688	19,715
Weighted-average shares used in per share computations — diluted	19,893	19,688	19,915

DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

DDi Corp.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Year Ended	Year Ended
	Dec. 31, 2009	Dec. 31, 2008

Net sales	$157,991	$190,842

Cost of goods sold	128,778	152,058

Gross profit	29,213	38,784
	18.5%	20.3%

Operating expenses:
Sales and marketing	11,710	12,540
General and administrative	13,329	14,004
Amortization of intangible assets	760	4,975
Restructuring and other related charges	—	295

Operating income before impairment	3,414	6,970

Goodwill impairment charge	—	38,898

Operating income (loss)	3,414	(31,928)

Interest and other (income) expense, net	942	(191)

Income (loss) before income taxes	2,472	(31,737)

Income tax expense	688	1,702

Net income (loss)	$1,784	$(33,439)

Net income (loss) per share — basic	$0.09	$(1.60)
Net income (loss) per share — diluted	$0.09	$(1.60)

Weighted-average shares used in per share computations — basic	19,732	20,961
Weighted-average shares used in per share computations — diluted	19,838	20,961

DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

DDi Corp
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$19,392	$20,081
Accounts receivable, net	35,268	25,504
Inventories	19,342	13,768
Prepaid expenses and other	1,265	620

Total current assets	75,267	59,973
Property, plant and equipment, net	40,175	27,848
Intangible assets, net	1,374	2,134
Goodwill	2,986	—
Other assets	659	825

Total assets	$120,461	$90,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,363	$11,635
Accrued expenses and other current liabilities	22,507	10,656
Revolving credit facility	4,227	—

Total current liabilities	39,097	22,291
Other long-term liabilities	12,056	3,385

Total liabilities	51,153	25,676

Stockholders’ equity:
Common stock, additional paid-in-capital, and treasury stock	230,945	229,289
Accumulated other comprehensive income (loss)	410	(354)
Accumulated deficit	(162,047)	(163,831)

Total stockholders’ equity	69,308	65,104

Total liabilities and stockholders’ equity	$120,461	$90,780

DDi Corp. Fourth Quarter and Fiscal 2009 Earnings Results

DDi Corp.
Schedule of Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Qtr. Ended	Qtr. Ended	Qtr. Ended
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009
Adjusted EBITDA:
GAAP net income (loss)	$588	$(37,251)	$249
Add back:
Interest and other (income) expense, net	295	(274)	284
Income tax expense (benefit)	615	(77)	(183)
Depreciation	2,084	2,565	2,060
Amortization of intangible assets	190	957	190
Non-cash compensation	325	697	445
Goodwill impairment charge	—	38,898	—
Restructuring and other related charges	—	20	—

Adjusted EBITDA	$4,097	$5,535	$3,045

Adjusted Net Income:
GAAP net income (loss)	$588	$(37,251)	$249
Add back:
Goodwill impairment charge	—	38,898	—

Adjusted net income	$588	$1,647	$249

	Year Ended	Year Ended
	Dec. 31, 2009	Dec. 31, 2008
Adjusted EBITDA:
GAAP net income (loss)	$1,784	$(33,439)
Add back:
Interest and other (income) expense, net	942	(191)
Income tax expense	688	1,702
Depreciation	8,237	11,119
Amortization of intangible assets	760	4,975
Non-cash compensation	1,907	2,651
Goodwill impairment charge	—	38,898
Restructuring and other related charges	—	295

Adjusted EBITDA	$14,318	$26,010

Adjusted Net Income:
GAAP net income (loss)	$1,784	$(33,439)
Add back:
Goodwill impairment charge	—	38,898

Adjusted net income	$1,784	$5,459